UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 28, 2011
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Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)
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Nevada	001-12882	88-0242733
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨Œ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨Œ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨Œ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨Œ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.
As Boyd Gaming Corporation (the “Company”) previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2011, the Aragon Group (“Aragon”), Summersport Enterprises, LLC (“Summersport” and together with Aragon, the “Sellers”) and Dania Entertainment Center, LLC (the “Buyer”) entered into an Asset Purchase Agreement on April 29, 2011 (as amended, the “Agreement”) for the sale of certain assets and liabilities of the Dania Jai-Alai Business (as defined below). Aragon and Summersport are indirect wholly-owned subsidiaries of the Company.
Pursuant to the terms of the Agreement, the Sellers agreed to sell and transfer, and the Buyer agreed to purchase and assume, certain assets and liabilities related to the Dania Jai-Alai pari-mutuel facility that is owned by the Sellers and located in Dania Beach, Broward County, Florida at which jai-alai and related gaming operations are conducted, including poker and inter-track wagering (the “Dania Jai-Alai Business”), for a purchase price of $80,000,000. The Agreement provided that the closing of the transactions contemplated by the Agreement were to occur on or prior to November 28, 2011.

On November 28, 2011, the Company announced that it terminated the Agreement after receiving notice from the Buyer that the Buyer would be unable to close the sale within the time period required by the Agreement. The Company's press release announcing the termination of the Agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Company remains the owner of Dania Jai-Alai and will continue to operate the property moving forward.

Item 8.01.	Other Events.

The information included in Item 1.02 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated November 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2011	Boyd Gaming Corporation
/s/ Josh Hirsberg
Josh Hirsberg Senior Vice President, Chief Financial Officer and Treasurer